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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016
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PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2016 and May 12, 2016, Physicians Realty L.P. (the “Operating Partnership”), a subsidiary of Physicians Realty Trust (the “Company”), entered into a series of purchase and sale agreements and a letter of intent (and negotiations to purchase with respect to two medical office facilities) on April 5, 2016 with certain subsidiaries and affiliates of Catholic Health Initiatives (“CHI”) to acquire 52 medical office facilities located in ten states, comprising approximately 3.2 million net leasable square feet (the “CHI Portfolio”) and on May 11, 2016, the Company, through subsidiaries of its Operating Partnership, completed the acquisition of 26 properties (the “First Closing Properties”) from certain subsidiaries and affiliates of CHI for an aggregate purchase price of approximately $324 million.

On multiple dates in June 2016, the Company, through subsidiaries of its Operating Partnership, completed the acquisition of 20 properties (the “Second Closing Properties”) from certain subsidiaries and affiliates of CHI for an aggregate purchase price of approximately $305 million, which was funded with borrowings under the Company’s unsecured revolving credit facility. The Second Closing Properties were purchased pursuant to purchase agreements entered into on April 5, 2016 and May 11, 2016 by the Operating Partnership and certain subsidiaries and affiliates of CHI which provide for the purchase of the CHI Portfolio.

The following table lists information about the Second Closing Properties:

Property		Closing Date	Location	Square Footage
St. Francis MOB		June 2, 2016	Federal Way, WA	38,597
Good Samaritan North Annex Building		June 28, 2016	Kearney, NE	11,700
NE Heart Institute Medical Building		June 28, 2016	Lincoln, NE	70,256
Memorial Health Center		June 29, 2016	Grand Island, NE	178,347
Good Samaritan MOB	(1)	June 29, 2016	Kearney, NE	111,953
McAuley Center Admin Building		June 29, 2016	Omaha, NE	98,531
Lakeside Two Professional Building		June 29, 2016	Omaha, NE	67,652
Lakeside Wellness Center		June 29, 2016	Omaha, NE	44,806
St. Mary - Caritas Medical I		June 29, 2016	Louisville, KY	64,767
St. Vincent West MOB	(1)	June 29, 2016	Little Rock, AR	45,000
Missionary Ridge MOB	(1)	June 29, 2016	Chattanooga, TN	80,393
Meridan MOB	(1)	June 29, 2016	Englewood, CO	82,000
St. Alexius - Tech & Ed		June 29, 2016	Bismarck, ND	100,000
St. Alexius - Orthopaedic Center		June 29, 2016	Bismark, ND	66,187
St. Alexius - Medical Arts Pavilion		June 29, 2016	Bismarck, ND	56,005
St. Alexius - Mandan Clinic		June 29, 2016	Mandan, ND	22,000
St. Alexius - Rehab Center		June 29, 2016	Bismarck, ND	34,000
Woodlands Medical Arts Center		June 30, 2016	The Woodlands, TX	96,199
FESC MOB	(1)	June 30, 2016	Tacoma, WA	97,197
St. Joseph Medical Clinic		June 30, 2016	Tacoma, WA	55,910
				1,421,500

(1)	“MOB” means Medical Office Building.

The purchase agreements entered into on April 5, 2016 were filed as Exhibits 10.1 and 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016, and are incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired.

No financial statements relating to the Second Closing Properties are required pursuant to Rule 3-14 of Regulation S-X.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1
Purchase and Sale Agreement (Building Sale / Ground Lease Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

10.2
Purchase and Sale Agreement (Fee Simple Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

99.1	Press Release, dated July 5, 2016, issued by Physicians Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase and Sale Agreement (Building Sale / Ground Lease Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

10.2
Purchase and Sale Agreement (Fee Simple Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

99.1	Press Release, dated July 5, 2016, issued by Physicians Realty Trust.